UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a 12

Business Development Corporation of America

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Stockholder Name	Reference Number:

Address

Re: Action Requested for Adjourned Annual Meeting of Stockholders

Dear Stockholder:

The consideration of certain proposals (the “Adjourned Proposals”) for Business Development Corporation of America’s (“BDCA”) annual meeting of stockholders (the “Annual Meeting”) has been adjourned to August 21, 2015 at 3:00 p.m., Eastern Time and will be held at 405 Park Avenue, 14th Floor, New York, New York 10022 in order to provide additional time to gather additional votes. Your voice is important in this proxy vote process and the scheduled reconvened Annual Meeting on August 21, 2015 is quickly approaching. If we do not obtain enough votes to conduct the meeting, we will have to adjourn and continue to request shareholder participation.

As noted in the proxy statement dated May 20, 2015 (the “Proxy Statement”), among the options BDCA’s board of directors may consider for a liquidity event is listing BDCA’s shares on a national securities exchange, subject to market conditions and other factors. To facilitate a listing, BDCA is seeking approval from its stockholders on the Adjourned Proposals to amend certain provisions of its charter.

To cast your vote and eliminate additional communications on this matter, please call 1-800-855-9421 (toll-free) between 9:00 a.m. and 6:00 p.m. Eastern Time, Monday through Friday. During this brief call, you will be speaking with a representative of Boston Financial Data Services, the firm assisting us in the effort of gathering votes. At the time of the call, you will be asked for the reference number above in order to locate your voting record. The representative will not have access to your confidential information and will not be requesting any confidential information from you; additionally the telephone line is recorded for your protection. After the call, you will receive a confirmation of your vote by mail.

Please understand that it is critical that we receive your vote so that we may complete the business of the Annual Meeting without additional delay. The Board of Directors has carefully evaluated each of Adjourned Proposals and believes the approval of the Adjourned Proposals is in the best interest of all stockholders.

We appreciate your voting. Thank you for investing with BDCA.

Sincerely,
/s/ Nicholas Radesca
Nicholas Radesca,
Chief Financial Officer, Treasurer and Secretary

This information is being provided to stockholders in addition to our Proxy Statement filed with the Securities and Exchange Commission (the “SEC”). Copies of our definitive proxy statement and any other materials that we file with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov. Please read the complete Proxy Statement and any additional proxy soliciting materials that we may file with the SEC carefully before you make a voting decision as they contain important information. Only BDCA stockholders as of the record date of April 30, 2015 are eligible to vote.